Exhibit 99.1

FOR IMMEDIATE RELEASE

American Vanguard Reports First Quarter 2025 Results

Substantially Reduced Operating Expenses

Materially Decreased Net Working Capital Consumption

Industry In the Early Innings of a Recovery

Newport Beach, CA | June 6, 2025 — American Vanguard® Corporation, a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today reported financial results for the first quarter ended March 31, 2025.

Financial and Operational Highlights – First Quarter 2025 versus First Quarter 2024:

•	Net sales of $115.8 million v. $135.1 million;

•	Adjusted EBITDA[1] of $3.0 million v. $15.5 million;

•	EPS of $(0.30) v. $0.06

Other Operational Highlights:

•	Reduced net working capital by $85M year-over-year

•	While operating expenses decreased by 5% on a GAAP basis, as compared to the year ago period, they decreased by 14% excluding transformation expenses and a non-recurring item

CEO Douglas A. Kaye III stated, “The first quarter of 2025 presented a challenging environment for suppliers to the global agricultural sector, continuing trends that we have experienced over the past 18-24 months. Against a backdrop of global economic uncertainty and generally high interest rates, customers focused on managing working capital by reducing inventory and limiting procurement to a just-in-time basis. In the face of these conditions, our results for the quarter declined, as compared to last year. While I am pleased with the progress we have made, if market conditions do not improve, we will enact further cost reduction initiatives over the coming quarters. We have made meaningful improvement to our cost structure, but much of that progress is currently being overshadowed in our financial results so far this year by the continued weakness in the agricultural environment.”

Mr. Kaye continued, “The environment is beginning to improve in the second quarter, and, like most industry participants in the agricultural chemical industry, we expect the second half of 2025 to be both seasonally stronger and to benefit from improving customer order rates. We expect to realize the benefit of commercial and operational improvements that are either completed or are well underway. As we continue to transform and simplify this business, future margins will improve, and further margin enhancement in 2026 and beyond is the target.”

[1]

Adjusted earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

David T. Johnson, Vice President, CFO and Treasurer, stated “While the industry recovers from its cyclical downturn, the team has made meaningful improvement to the cost structure. We are pleased with the results from our initial efforts to contain costs and will continue to keep a tight rein on non-essential costs for the foreseeable future. In addition to minimizing operating expenses, we have made significant improvements to our balance sheet. We ended the quarter with total debt of $167 million, which was down from $187 million the prior year. Net working capital decreased to $153 million versus $238 million a year ago. We will continue to focus on strengthening our balance sheet and positioning American Vanguard for a return to growth.”

Mr. Kaye concluded, “I believe that simplifying many of the things we do will allow us to better understand what is important and to deliver against high priority tasks. My message across the organization in this regard is straightforward – SIMPLIFY, PRIORITIZE and DELIVER. If we embrace this mantra, I believe that we can reaffirm American Vanguard’s position as a trusted provider of proven agricultural and environmental solutions.”

Earnings Conference Call

The company will be hosting an earnings conference call at 9 am Eastern Time on June 6, 2025. The conference call can be accessed through the following link: https://www.webcaster4.com/Webcast/Page/3070/52413 A replay can also be accessed through the website. In addition, the company plans to post on the Investor Relations section of the company’s website a presentation that should be read in connection with this earnings release.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agriculture products company that develops and markets products for crop protection and management, turf and ornamentals management, and public and animal health. Over the past 20 years, through product and business acquisitions, the Company has significantly expanded its operations and now has more than 1,000 product registrations worldwide. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release the matters set forth in this press release include forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” These forward-looking statements are based on the current expectations and estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include risks detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

Company Contact	Investor Representative
American Vanguard Corporation	Alpha IR Group
Anthony Young, Director of Investor Relations	Robert Winters
anthonyy@amvac.com	Robert.winters@alpha-ir.com
(949) 221-6119	(929) 266-6315

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$11,805	$12,514
Receivables:
Trade, net of allowance for credit losses of $10,321 and $9,190, respectively	159,559	169,743
Other	8,155	4,699

Total receivables, net	167,714	174,442

Inventories	184,596	179,292
Prepaid expenses	8,507	7,615
Income taxes receivable	5,226	5,030

Total current assets	377,848	378,893
Property, plant and equipment, net	57,016	58,169
Operating lease right-of-use assets, net	18,430	19,735
Intangible assets, net	147,668	150,497
Goodwill	20,291	19,701
Deferred income tax assets	1,331	1,242
Other assets	9,004	8,484

Total assets	$631,588	$636,721

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93,920	$69,159
Customer prepayments	24,460	52,675
Accrued program costs	70,319	69,449
Accrued expenses and other payables	17,119	31,989
Operating lease liabilities, current	5,986	6,136
Income taxes payable	1,261	2,942

Total current liabilities	213,065	232,350
Long-term debt	167,498	147,332
Operating lease liabilities, long-term	13,074	14,339
Deferred income tax liabilities	8,924	7,989
Other liabilities	1,673	1,601

Total liabilities	404,234	403,611

Commitments and contingent liabilities (Note 13)
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,850,030 shares at March 31, 2025 and 34,794,548 shares at December 31, 2024	3,485	3,479
Additional paid-in capital	115,554	114,679
Accumulated other comprehensive loss	(16,904)	(18,729)
Retained earnings	196,420	204,882

	298,555	304,311
Less treasury stock at cost, 5,915,182 shares at March 31, 2025 and December 31, 2024	(71,201)	(71,201)

Total stockholders’ equity	227,354	233,110

Total liabilities and stockholders’ equity	$631,588	$636,721

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2025	2024
Net sales	$115,800	$135,143
Cost of sales	(85,609)	(92,725)

Gross profit	30,191	42,418
Operating expenses
Selling, general and administrative	(26,566)	(29,469)
Research, product development and regulatory	(5,682)	(5,706)
Transformation	(2,253)	(1,152)

Operating (loss) income	(4,310)	6,091
Change in fair value of an equity investment	—	638
Interest expense, net	(3,765)	(3,693)

(Loss) income before provision for income taxes	(8,075)	3,036
Income tax expense	(387)	(1,484)

Net (loss) income	$(8,462)	$1,552

Net (loss) income per common share—basic	$(0.30)	$0.06

Net (loss) income per common share—assuming dilution	$(0.30)	$0.06

Weighted average shares outstanding—basic	28,271	27,844

Weighted average shares outstanding—assuming dilution	28,271	28,128

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands), (Unaudited)

	For the three months ended March 31,
	2025	2024	Change	% Change
Net sales:
U.S. crop	$57,176	$67,257	$(10,081)	-15%
U.S. non-crop	15,601	17,768	(2,167)	-12%

Total U.S.	72,777	85,025	(12,248)	-14%
International	43,023	50,118	(7,095)	-14%

Total net sales	$115,800	$135,143	$(19,343)	-14%
Total cost of sales	$(85,609)	$(92,725)	$7,116	-8%

Total gross profit	$30,191	$42,418	$(12,227)	-29%

Total gross margin	26%	31%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(8,462)	$1,552
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	4,744	5,441
Amortization of other long-term assets	5	189
Provision for bad debts	1,056	700
Stock-based compensation	559	2,005
Change in deferred income taxes	1,348	(1,025)
Change in liabilities for uncertain tax positions or unrecognized tax benefits	90	35
Change in equity investment fair value	—	(638)
Other	126	(5)
Foreign currency transaction gains	(99)	(373)
Changes in assets and liabilities associated with operations:
Decrease (increase) in net receivables	6,892	(5,579)
Increase in inventories	(4,721)	(9,353)
Increase in prepaid expenses and other assets	(856)	(1,466)
Change in income tax receivable and payable, net	(1,885)	1,014
Increase in accounts payable	22,966	2,366
Decrease in customer prepayments	(28,215)	(37,037)
Increase in accrued program costs	837	6,399
Decrease in other payables and accrued expenses	(14,961)	(332)

Net cash used in operating activities	(20,576)	(36,107)

Cash flows from investing activities:
Capital expenditures	(431)	(3,565)
Proceeds from disposal of property, plant and equipment	12	23
Intangible assets	(27)	(25)

Net cash used in investing activities	(446)	(3,567)

Cash flows from financing activities:
Payments under line of credit agreement	(89,098)	(35,346)
Borrowings under line of credit agreement	109,265	77,146
Payment of deferred loan fees	(687)	—
Net receipt from the issuance of common stock under ESPP	332	430
Net payment from common stock purchased for tax withholding	(11)	(14)
Payment of cash dividends	—	(834)

Net cash provided by financing activities	19,801	41,382

Net (decrease) increase in cash	(1,221)	1,708
Effect of exchange rate changes on cash and cash equivalents	512	585
Cash at beginning of period	12,514	11,416

Cash at end of period	$11,805	$13,709

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

Reconciliation of Net Income to EBITDA	March 31, 2025	March 31, 2024
Net income, as reported	$(8,462)	$1,552
Provision for income taxes	387	1,484
Interest expense, net	3,765	3,693
Depreciation and amortization	4,749	5,630
Stock compensation	559	2,005
Dacthal returns	(216)	—
Transformation costs	2,191	1,152

Adjusted EBITDA[2]	$2,973	$15,516

[2]

Adjusted earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the above reconciliation. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.